EXHIBIT 10
AMENDMENT NO. 4 TO THE RESTATED
VIAD CORP SUPPLEMENTAL PENSION PLAN
WHEREAS, the Viad Corp Supplemental Pension Plan was amended and restated on January 1, 2001, and subsequently amended by Amendment No. 1 on May 9, 2003, Amendment No. 2 on March 30, 2004, and Amendment No. 3 as of June 30, 2004 (collectively, the “Plan”); and
WHEREAS, at the time of the spin-off of MoneyGram International, Inc. (“MoneyGram”) on June 30, 2004, the Plan obligations were transferred to Travelers Express Company, Inc. (“Travelers”), a wholly-owned subsidiary of MoneyGram, with Travelers agreeing to assume and be solely responsible for all obligations to pay benefits to Viad employees and beneficiaries under the Plan, including a lump sum payout of the Plan obligation to covered participants if a change of control of MoneyGram were to occur and the acquiring entity had less than a single “A” credit rating. The obligations of Travelers were subsequently assumed by MoneyGram Payment Systems, Inc., a wholly-owned subsidiary of MoneyGram, in connection with the merger of Travelers with and into MoneyGram Payment Systems, Inc. on December 31, 2005; and
WHEREAS, the Plan requires amendment to make clear that references to “Company,” in the context of payment obligations related to a change of control, were intended to mean MoneyGram, not Viad Corp, and that such obligations were not contingent on the covered participants being employed by Viad Corp at the time of the change of control;
NOW, THEREFORE, the Plan is hereby amended effective June 30, 2004 as follows:
1.	The first paragraph of Article 13 “Change of Control” is amended by adding the following to the end of the last sentence:
“, provided that effective as of June 30, 2004 (the “Distribution Date” as defined in Article 18 hereof), a “Change of Control” shall be determined by reference to MoneyGram International, Inc. and not Viad Corp”
2.	The first sentence of the second paragraph of Article 13 “Change of Control” is amended by inserting “on the Distribution Date” after the parenthetical “(or any of its Subsidiaries)”.
3.	Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.
Effective June 30, 2004.

By:	/s/ Suzanne Pearl

Title:	Vice President — Human Resources

Date:	August 29, 2006